UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
     (e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       CORNERSTONE FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
         (5)  Total fee paid:
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)         Amount Previously Paid:
         (2)         Form, Schedule or Registration Statement No.:
         (3)         Filing Party:
         (4)         Date Filed:

                       CORNERSTONE FINANCIAL CORPORATION
                       6000 MIDLANTIC DRIVE, SUITE 120S,
                          MT. LAUREL, NEW JERSEY 08054

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on June 15, 2011

To Our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Cornerstone Financial Corporation (the "Company"), the holding company for Cornerstone Bank (the "Bank") to be held on June 15, 2011 at 2:00 p.m. at the corporate headquarters of the Company, 6000 Midlantic Drive, Suite 120S, Mt. Laurel, New Jersey 08054.

         At the Annual Meeting, shareholders will be asked to consider and vote upon the following:

         1. The election of three (3) directors to the Company's Board of Directors each to serve for the term described in the accompanying proxy statement;

         2. To ratify the appointment of KPMG as the Company's independent registered public accountants for the fiscal year ending December 31, 2011;

         3.       Such other business as shall properly come before the Annual
                  Meeting.

         The Board of Directors of the Company believes that the election of the nominees for director, and the ratification of Company's independent registered public accountants, are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each nominee for director, and "FOR" ratification of Company's independent registered public accountants.

         YOUR COOPERATION IS APPRECIATED SINCE ONE-THIRD (1/3) OF OUR COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED.


                                             Very truly yours,

                                             /s/ George W. Matteo, Jr.
                                             -----------------------------------
                                             George W. Matteo, Jr.
                                             Chairman of the Board of Directors


May 23, 2011
Mt. Laurel, New Jersey

         IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 15, 2011. OUR PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE ALSO AVAILABLE ON LINE AT
HTTP://WWW.SNL.COM/IRWEBLINKX/GENPAGE.ASPX?IID=4220067&GKP=1073743350.

                       CORNERSTONE FINANCIAL CORPORATION

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 15, 2011

            ___________________________________________________________


                      GENERAL PROXY STATEMENT INFORMATION

         This Proxy Statement is being furnished to shareholders of Cornerstone Financial Corporation (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held on June 15, 2011 at 2:00 p.m., at the corporate headquarters of the Company, 6000 Midlantic Drive, Suite 120S, Mt. Laurel, New Jersey 08054 (the "Annual Meeting").

         The approximate date on which this Proxy Statement and the accompanying proxy card are being mailed to the Company's shareholders is on or about May
23, 2011.


RECORD  DATE,  OUTSTANDING  SECURITIES  AND  VOTING  RIGHTS

         The Board of Directors has fixed the close of business on May 16, 2011 as the record date (the "Record Date") for the determination of the holders of common stock entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 1,954,302 shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters to be acted upon at the Annual Meeting.

         Shareholders of the Company are requested to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed envelope. If a proxy is properly executed and returned in time for voting, it will be voted as indicated thereon. If no voting instructions are given, proxies received by the Company will be voted "FOR" approval of the Directors nominated for election and "FOR" each other proposal set forth in this proxy statement. With regard to any other matter properly presented at the Annual Meeting, the proxy will be voted in the discretion of the persons named in the proxy.

REVOCABILITY  OF  PROXIES

         Any shareholder who executes a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Company, by executing and delivering a substitute proxy to the Company or by attending the Annual Meeting and voting in person. If a shareholder desires to revoke a proxy by written notice, such notice should be mailed or delivered, so that it is received on or prior to the meeting date, to Keith Winchester, Secretary, Cornerstone Financial Corporation, 6000 Midlantic Drive, Suite 120S, Mt. Laurel, New Jersey 08054.

SOLICITATION  OF  PROXIES

         This proxy solicitation is being made by the Board of Directors of the Company and the cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile by officers, Directors and employees of the Company and/or the Bank, who will not be specially compensated for such solicitation activities.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

         The Certificate and By-Laws of the Company provide that the number of Directors shall not be less than five (5) or more than twenty-five (25) and permit the exact number to be determined from time to time by the Board of Directors. Our Certificate of Incorporation provides for a Board of Directors divided into three (3) classes. For 2011, there are three (3) nominees for Director. There are no arrangements or understanding between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee.

         The Board of Directors of the Company has nominated for election to the Board of Directors the persons named below, each of whom currently serves as a member of the Board. If elected each nominee will serve until the 2014 Annual Meeting of Stockholders. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

         Set forth below are the names, ages, principal occupations, and business experience, as well as the prior service on the Board, if any, for all nominees and for those members of our Board whose terms continue beyond the 2011 Annual Meeting. Unless otherwise indicated, principal occupations shown for each Director have extended for five or more years.

                             NOMINEES FOR ELECTION

SUSAN BARRETT         DIRECTOR SINCE 2010         AGE 50
--------------------------------------------------------------------------------

Susan Barrett is a former President and partner of Dearden, Maguire, Weaver & Barrett LLC, investment and financial advisors, retiring in 2007. Ms. Barrett has recently re-entered the financial industry as an independent advisor and consultant for individuals, non-profits and small banks. Ms. Barrett is also an active member of a variety of local organizations, acting as a financial advisor for various non-profit entities in the area, and as a member of the Board of Trustees of LaSalle University. Ms. Barrett's extensive knowledge of financial affairs and small bank operations provides valuable insight to the Board.

J. MARK BAIADA         DIRECTOR SINCE 1999         AGE 63
--------------------------------------------------------------------------------

J. Mark Baiada is the President of Bayada Nurses, Inc., a home health care company. Mr. Baiada also serves as the Overseer of the University of Pennsylvania School of Nursing. Mr. Baiada's knowledge of economic conditions in our local markets is of great assistance to the Company.


BRUCE PAPARONE         DIRECTOR SINCE 2000         AGE 49
--------------------------------------------------------------------------------

Bruce Paparone is the President of Paparone Corporation since 1995, a real estate development company. Mr. Paparone has served as a trustee and director of Kennedy Health System since 1989. Mr. Paparone's knowledge and understanding of real estate provides valuable insight to our Board.


         DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2011 ANNUAL MEETING


GEORGE W. MATTEO, JR.    DIRECTOR SINCE 1999     TERM EXPIRES 2012      AGE 55
--------------------------------------------------------------------------------

Mr. Matteo has served as the President and Chief Executive Officer of the Bank since March 2006 and of the Company since inception in 2008. He has served as Chairman of the Board of Directors since the Bank's inception in 1999 and the Company's inception in 2008. He has also served as an equity partner in the law firm Wolf, Block, Schorr and Solis-Cohen LLP from 2005-2006; Mr. Matteo maintained an of-counsel relationship with Wolf Block from March 2006 through January 2007. His business and legal experience and background give Mr. Matteo unique insight into all of the components of the Company's business, including shareholder relations, capital management, loss mitigation, financial and strategic planning, regulatory relations and management planning.

ROBERT A. KENNEDY, JR.   DIRECTOR SINCE 1999     TERM EXPIRES 2012      AGE 55
--------------------------------------------------------------------------------

President of the Kennedy Companies since 1986, a wholesale distributor of underground utility products founded in 1973. Mr. Kennedy serves as a Trustee of Our Lady of Lourdes Medical Center and the St. Joseph's Carpenter Society. The Board benefits from his long term knowledge of the Company's market area and customers.


J. RICHARD CARNALL       DIRECTOR SINCE 2004     TERM EXPIRES 2013      AGE 72
--------------------------------------------------------------------------------

J. Richard Carnall, currently retired, is the former Chairman and CEO of PFPC Worldwide, Inc., a subsidiary of PNC Bank from 1987 until 2002. From 1981 to 2002, Mr. Carnall was Executive Vice President of PNC Bank, National Association and held directorships with various PNC Bank-related entities from 1993 to 2002. Mr. Carnall has also served as a director of RBB Fund, Inc., a registered investment company since 2002. As a career banker, he brings a wealth of industry experience to his service on the Company's Board.

GAETANO P. GIORDANO      DIRECTOR SINCE 1999     TERM EXPIRES 2013      AGE 56
--------------------------------------------------------------------------------

Mr. Giordano has been the President of Vincent Giordano Corporation, Philadelphia, Pennsylvania, since 1983. Mr. Giordano also serves on the Board of Trustees of LaSalle University, located in Philadelphia, Pennsylvania. Mr. Giordano also serves as a director of a number of children's charitable organizations. His diverse involvement in local community affairs brings an important and unique outlook when considering issues affecting our marketplace, customers and shareholders.

RONALD S. MURPHY         DIRECTOR SINCE 1999     TERM EXPIRES 2013      AGE 61
--------------------------------------------------------------------------------

Since 1978, Ronald S. Murphy has served as the President of Murphy's Markets of South Jersey, Inc., a chain of supermarkets operating in our market area. Mr. Murphy's business experience provides him with insight and understanding of many of the same issues our small business customers, and the Company, deal with today, including financial and strategic planning, capital allocation and management development.
--------------------------------------------------------------------------------

No Director of the Company is also a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Bank Act of 1940, except for J. Richard Carnall. Mr. Carnall serves as a director for RBB Fund, Inc., a registered investment company.

The Company encourages all Directors to attend the Company's annual meeting. However, Directors Baiada, Giordano and Paparone were unable to attend the 2010 annual meeting, each due to unavoidable scheduling conflicts.

REQUIRED VOTE

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                                 AND MANAGEMENT



SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of March 31, 2011 regarding the number of shares of common stock beneficially owned by all Directors, executive officers described in the compensation table, and by all Directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the Director or executive officer can vest title in himself at once or within sixty
(60) days. Beneficially owned shares also include shares over which the named person has sole or shared voting or investment power, shares owned by corporations controlled by the named person, and shares owned by a partnership in which the named person is a partner.

                                Shares of Common
                               Stock Beneficially              Percent of
Name                                Owned(1)                    Class(1)
-------------------------------------------------------------------------------
NOMINEES FOR DIRECTOR
George W. Matteo, Jr.                59,042 (2)                   3.2%
J. Mark Baiada                      196,261 (3)(4)               10.4%
Susan Barrett                        12,287                          *
J. Richard Carnall                   47,555 (3)(5)                2.6%
Gaetano P. Giordano                 115,556 (3)(6)                6.3%
Robert A. Kennedy, Jr.               57,329 (3)(7)                3.1%
Ronald S. Murphy                     72,648 (3)(8)                4.0%
Bruce Paparone                       69,853 (3)(9)                3.8%

EXECUTIVE OFFICERS WHO ARE
NOT DIRECTORS

Gene D'Orazio                         9,956 (10)                    *
Keith Winchester                      8,382 (11)                    *

Directors and executive
officers as a group (9 persons)     648,868 (12)(13)            32.6%
__________________________
* Less than one percent

(1) Beneficial ownership is based on 1,809,656 shares of common stock outstanding as of March 31, 2011. The securities "beneficially owned" by an individual and the percentage of ownership are determined in accordance with the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power. A person is also deemed to beneficially own shares of common stock which such person does not own but has the right to acquire presently or within 60 days.

(2)      Includes 15,000 shares issuable upon exercise of options
(3)      Includes 2,000 shares issuable upon exercise of options
(4)      Includes 71,429 shares issuable upon exercise of warrants
(5)      Includes 10,700 shares issuable upon exercise of warrants
(6)      Includes 14,285 shares issuable upon exercise of warrants
(7)      Includes 14,000 shares issuable upon exercise of warrants
(8)      Includes 14,275 shares issuable upon exercise of warrants
(9)      Includes 14,200 shares issuable upon exercise of warrants
(10)     Includes 6,689 shares issuable upon exercise of options
(11)     Includes 7,253 shares issuable upon exercise of options
(12)     Consists of 40,941 shares issuable upon exercise of options
(13)     Consists of 138,889 shares issuable upon exercise of warrants

The following table sets forth information known to the Company about those shareholders of the Company owning 5% or more of the Company's outstanding common stock.

NAME OF BENEFICIAL OWNER OF          NUMBER OF SHARES BENEFICIALLY
MORE THAN 5% OF THE COMMON STOCK                OWNED (1)               PERCENTAGE OF CLASS
Black River BancVenture, Inc.                  289,137                          16.0%

To the Company's knowledge, there are no shareholders other than those set forth above who beneficially own 5% or more of the common stock of the Company.

BOARD OF DIRECTORS AND COMMITTEES

Meetings of the Board of Directors are held monthly and as needed. The Board of Directors held fourteen (14) meetings in the year ended December 31, 2010. The Company's policy is that all Directors make every effort to attend each meeting. For the year ended December 31, 2010, each of the Company's Directors attended at least 75% of the aggregate of the total number of meetings of Board of Directors and the total number of meetings of committees on which the respective Directors served.

A majority of the Board consists of individuals who are "independent" under the
Nasdaq listing standards.   Mr. Matteo, who serves as the Chairman, President
and CEO is not independent.   Shareholders wishing to communicate directly with
the independent members of the Board of Directors may send correspondence to Cornerstone Financial Corporation, attn: Chair of Audit Committee, 6000 Midlantic Drive, Suite 120S, Mount Laurel, New Jersey 08054.

DIVERSITY

The entire Board of Directors of the Company is engaged in determining the appropriate skills and characteristics required of board members in the context of the current make-up of the Board. When we have an opening on the Board, we will always look at a diverse pool of candidates. The assessment of the Board's characteristics includes diversity, skills, such as an understanding of financial statements and financial reporting systems, and an understanding of our market area. We view and define diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities.

BOARD LEADERSHIP

The Board of Directors has appointed Mr. Matteo as both the Company's chief
executive officer and chairman of the board.   The Board believes that the
combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy, and is important in unifying the Company's strategy behind a single vision.

RISK OVERSIGHT

Risk is an inherent part of the business of banking. Risks faced by the Company include credit risk relating to its loans and interest rate risk related to its entire balance sheet. The Board of Directors oversees these risks through the adoption of policies and by delegating oversight to certain Board committees, including the audit committee. The Board exercises oversight by establishing a corporate environment that promotes timely and effective disclosure, fiscal accountability and compliance with all applicable laws and regulations.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics governing the Company's CEO and senior financial officers, as required by the Sarbanes-Oxley Act and SEC regulations, as well as the Board of Directors and other senior members of management. Our Code of Business Conduct governs such matters as conflicts of interest, use of corporate opportunity, confidentiality, compliance with law and the like. Our Code of Business Ethics is available on our website at http://www.cornerstonebanknj.com/

COMMITTEES

The Board of Directors has an Audit Committee and a Compensation Committee.

AUDIT COMMITTEE.   The Audit Committee is responsible for the selection and
recommendation of the independent accounting firm for the annual audit and to establish, and oversee adherence to, a system of internal controls. It reviews and accepts the reports of the Company's independent auditors and federal examiners. In 2010, the Audit Committee consisted of Directors Paparone (Chair), Carnall, Barrett, Giordano, Groody and Kennedy. Director Groody resigned from the Board of Directors and from the Audit Committee on January 19, 2011. The audit committee does not currently have any member qualifying as an "audit committee financial expert" as that term is defined in SEC Regulation S-K
Item 407(d)(5). The board believes that all members of the audit committee are financially literate and experienced in business matters. Like many small companies, it is not easy for the company to attract and retain competent and diligent board members, and competition for individuals qualifying as "audit committee financial experts" is significant. The board believes that the current audit committee is able to fulfill its role under SEC regulations despite not having a designated "audit committee financial expert". The Audit Committee has adopted a written charter, which is available at http://www.cornerstonebanknj.com.

COMPENSATION COMMITTEE. In 2010, the Compensation Committee consisted of Directors Carnall (Chair), Barrett, Giordano, Murphy, Kennedy and Baiada. Each member of the Compensation Committee is independent, as such term is defined in the Nasdaq listing standards. The purpose of the Compensation Committee is to review senior management's performance and determine compensation, and review and set guidelines for compensation of all employees. The Compensation Committee does not delegate its authority regarding compensation. Mr. Matteo, our CEO, provides input to the Committee regarding the compensation of our executive officers. Currently, no consultants are engaged or used by the Compensation Committee for purposes of determining or recommending compensation. In 2010, the Compensation Committee met four (4) times. The Compensation Committee does not have a written charter.

NOMINATION OF DIRECTORS. The Board of Directors does not have a standing nominating committee and the entire Board of Directors performs the function of a nominating committee to select persons to be nominated to serve as directors of the Company, and to fill vacancies as necessary. In connection with nominations, the full Board of Directors met four (4) times during 2010 to discuss nominations.

Because of the moderate size of the Board of Directors and the high proportion of directors who are independent, the Board of Directors believes that it is appropriate for the full Board of Directors to continue to perform the function of a nominating committee and that a standing nominating committee is not necessary. As there is no nominating committee, the Board of Directors does not have a charter addressing the director nomination process.

If a need for new directors should arise in the future, the Board of Directors would likely ask incumbent directors to identify potential candidates. To date, the Company has not engaged a third party to identify or assist in identifying or evaluating potential nominees. Pursuant to our Bylaws, the Board of Directors is required to provide written nominations for director to our Secretary at least thirty days prior to the date of the meeting at which directors are to be elected. The Board of Directors would consider recommendations for director nominations by shareholders that are received a reasonable time prior to such thirty day period and that include the name, age, address, principal occupation, prior business experience and background of the recommended individual and a written consent executed by the recommended individual stating that he or she desires to be considered as a nominee and, if elected, that he or she will serve as a director.

The Board of Directors will generally consider nominees for director recommended by shareholders in the same manner, and based on the same criteria, that the Board considers nominees for director recommended by members of the Board of Directors, by outside consultants or by other individuals or groups. However, the knowledge of one or more directors concerning a nominee may be a factor and members of the Board of Directors may have certain insights into the dynamics and chemistry of the Board of Directors that they may consider when evaluating any recommended candidate for director.

AUDIT COMMITTEE REPORT

The Audit Committee meets periodically to consider the adequacy of the Company's financial controls and the objectivity of its financial reporting. The Audit Committee meets with the Company's independent auditors and the Company's internal auditor, both of whom have unrestricted access to the Audit Committee.

In connection with this year's financial statements, the Audit Committee has reviewed and discussed the Company's audited financial statements with the Company's officers and KPMG, our independent auditors. We have discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, ("Communication with Audit Committees"). We also have received the written disclosures and letters from KPMG required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and have discussed with representatives of KPMG their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on form 10-K for the fiscal year 2010 for filing with the U.S. Securities and Exchange Commission.

Susan Barrett
J. Richard Carnall
Gaetano P. Giordano
Robert A. Kennedy, Jr.
Bruce Paparone, Chairman


                             EXECUTIVE COMPENSATION
The following table sets forth certain information regarding the compensation of our CEO and our two next most highly compensated executive officers making over $100,000.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                 NON-QUALIFIED
                                                                                    DEFERRED
                                                                      OPTION      COMPENSATION        ALL OTHER
                                            SALARY        BONUS       AWARDS        EARNINGS        COMPENSATION        TOTAL
  NAME AND PRINCIPAL POSITION      YEAR       ($)          ($)        ($)(1)          ($)                ($)             ($)
---------------------------------------------------------------------------------------------------------------------------------
George W. Matteo, Jr.              2010     329,033 (2)  80,000       43,200         78,750 (6)       28,047 (3)(5)     559,030
Chairman of the Board,             2009     311,171 (2)     -         19,800         69,563 (6)       24,287 (3)(5)     424,821
President and CEO
---------------------------------------------------------------------------------------------------------------------------------
Gene D'Orazio                      2010     170,259      53,500       16,095          9,810 (6)       12,117 (4)(5)     261,780
Executive Vice President and       2009     160,397         -            572          9,630 (6)       11,446 (4)(5)     182,045
Chief Operating Officer
---------------------------------------------------------------------------------------------------------------------------------
Keith Winchester                   2010     166,102      53,500       16,095         21,825 (6)        9,423 (4)        266,945
Executive Vice President and       2009     153,890         -            572         20,899 (6)        8,907 (4)        167,295
Chief Financial Officer
---------------------------------------------------------------------------------------------------------------------------------


(1)      Pursuant to the requirements of the Securities and Exchange
         Commission, the amounts set forth represent the aggregate grant date fair value of the stock and option awards, computed in accordance with FASB ASC Topic 718, rather than the expense recognized pursuant to SFAS 123 (R).
(2) Includes $60,000 for Mr. Matteo's role as Chairman of the Board, with the balance representing Mr. Matteo's salary as President and CEO
(3)      Includes payments for an auto allowance and country club dues
(4)      Includes payments for an auto allowance
(5)      Includes the Bank's contributions under the Cornerstone Bank 401(k)
         Plan
(6) Includes payments under the Cornerstone Bank Nonqualified Deferred Compensation Plan (Deferred Compensation Plan") adopted January 1, 2006. Under the Deferred Compensation Plan, the Board designates those employees eligible to participate and receive contributions credited to an unfounded Plan Deferral Account equal to a percentage of such employees base salary.

         MATTEO EMPLOYMENT AGREEMENT. On January 10, 2008, we entered into an employment agreement with George W. Matteo, Jr., our Chairman, President and Chief Executive Officer. Under the Agreement, Mr. Matteo receives an annual base salary as determined from time to time by the Board, but no less than
$262,500.    Mr. Matteo is eligible to participate in any bonus plan implemented by us for executive employees, on terms no less favorable than those applicable to any comparable executive of the Company, or in a bonus plan specific to Mr. Matteo but which will be at least as favorable to Mr. Matteo as any plan applicable to any comparable executive employees. Under the Agreement, we also provide Mr. Matteo with certain fringe benefits, which in the aggregate will be not less favorable than those received by our comparable executive employees, include an automobile allowance and reimbursement for membership dues and other business-related expenses in accordance with our policy.

        The current term of the Agreement ends on March 31, 2012. The Agreement will automatically renew for successive one (1) year terms unless (i) either we or Mr. Matteo gives written notice of termination at least sixty (60) days prior to the anniversary date of the then-current term, or (ii) the Agreement is terminated earlier in accordance with the termination provisions in the Agreement.

        We may terminate Mr. Matteo's employment "without Cause" (as such term is defined in the Agreement) upon giving thirty (30) days prior written notice to Mr. Matteo. Additionally, Mr. Matteo may resign for "Good Reason" (as such term is described below and more fully defined in the Agreement) upon giving written notice to us within forty-five (45) days after the event constituting Good Reason, provided that we have not cured such action constituting Good Reason within thirty (30) days after the event. For purposes of the Agreement, "Good Reason" includes, among other things, a reduction in title, authority, status or base salary, our failure to provide comparable benefits upon a Change in Control, or breach by us of a material provision of the Agreement. If Mr. Matteo resigns without Good Reason, he will be bound by a one year covenant not to compete with us, and a one year non-solicitation covenant with regard to our customers and employees.

        If Mr. Matteo is terminated by us without Cause or resigns for Good Reason, he will be entitled to receive for a period of the greater of eighteen
(18) months from the date of termination of employment or the remaining term of the Agreement, (i) the sum of (a) his base salary as of the termination of his employment (or prior to any reduction thereof preceding termination of employment), plus (b) a dollar amount equal to the average of the bonuses he received for each of the three preceding calendar years, and (ii) all life, disability and medical insurance and other normal benefits in effect during the two preceding calendar years, or if we are unable to provide such benefits, a dollar amount that will equal the after tax cost of obtaining such benefits.

D'ORAZIO EMPLOYMENT AGREEMENT.

         On July 16, 2009, we entered into an employment agreement with Eugene
D. D'Orazio, our Executive Vice President and Chief Operating Officer. Under the Agreement, Mr. D'Orazio receives an annual base salary as determined from
time to time by the Board.    Mr. D'Orazio is eligible to receive bonuses during
the term of the Agreement, at the discretion of the Board. Under the Agreement, we also provide Mr. D'Orazio with certain fringe benefits as may be provided by the Bank to its employees from time-to-time. The current term of the Agreement ends on February 29, 2012.

        We may terminate Mr. D'Orazio's employment "without Cause" (as such term is defined in the Agreement) upon giving thirty (30) days prior written notice to Mr. D'Orazio. Additionally, Mr. D'Orazio may resign for "Good Reason" (as such term is described below and more fully defined in the Agreement) upon giving written notice to us, provided that we have not cured such action constituting Good Reason within thirty (30) days after the event. For purposes of the Agreement, "Good Reason" includes, among other things, a reduction in title, authority, status or base salary (except for a reduction not to exceed 10% applied equally to all executive vice presidents), our failure to provide comparable benefits upon a Change in Control, or breach by us of a material provision of the Agreement. Following termination, Mr. D'Orazio will be bound by a one year non-solicitation covenant with regard to our customers and employees, and a covenant not-to-compete, which will be for a period of one (1) year if termination is following a change-in-control, or otherwise for sixty
(60) days.

        If Mr. D'Orazio is terminated by us without Cause or resigns for Good Reason, and provided that he executed a Release, as such term is defined in the Agreement, he will be entitled to receive for the remaining term of the Agreement, but in no event greater than twelve (12) months nor less than (3) months, his base salary as of the termination of his employment (or prior to any reduction thereof preceding termination of employment), and (ii) medical insurance during the same time period, or if the Company is unable to provide such benefits, a dollar amount that will equal the after tax cost of obtaining such benefits. In addition if a change of control occurs and a change of control payment is provided to Mr. D'Orazio pursuant to the terms of the employment agreement and if the Internal Revenue Service finds that such payment constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the Company will decrease such payment by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible pursuant to section 280G of the Code.

WINCHESTER EMPLOYMENT AGREEMENT.

         On February 15, 1999, The Cornerstone Formation Group, LLC, the predecessor entity to the Bank and the Company, entered into an employment agreement with Keith Winchester to serve initially as a consultant prior to the opening of the Bank. Since the opening of the Bank, and pursuant to the terms of the Agreement, Mr. Winchester has served as an Executive Vice President and Chief Financial Officer. Under the Agreement, Mr. Winchester's annual base
salary is determined from time to time by the Board.    Mr. Winchester is
eligible to participate in a bonus plan implemented by us. Under the Agreement, we also provide Mr. Winchester with certain fringe benefits, including an automobile allowance. The term of the Agreement shall continue until such time as Mr. Winchester's employment is terminated by written notice at least 30, but no more than 60, days prior to such termination, and otherwise in accordance with the Agreement.

        We may terminate Mr. Winchester's employment "without Cause" (as such term is defined in the Agreement) upon giving no less than thirty (30) and no more than sixty (60) days prior written notice to Mr. Winchester. Additionally, Mr. Winchester may resign for "Good Reason" (as such term is described below and more fully defined in the Agreement) upon giving written notice to us after the event constituting Good Reason. For purposes of the Agreement, "Good Reason" includes, among other things, a reduction in title, position, duties, or base salary, or breach by us of a material provision of the Agreement.

        If Mr. Winchester is terminated by us without Cause or resigns for Good Reason, or following a Change in Control, he will be entitled to receive for a period of one year from the date of termination of employment his base salary as of the termination of his employment (or prior to any reduction thereof preceding termination of employment) and uninterrupted health insurance coverage substantially comparable to that which was in effect at the time of termination. In addition, if a termination or change of control occurs and the payment is provided to Mr. Winchester pursuant to the terms of the employment agreement and if the Internal Revenue Service finds that such payment constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the Company will reduce such payment to an amount one ($1) dollar less than the amount that is fully deductible for Federal tax purposes by the Company.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

         The following table sets forth information regarding outstanding stock option awards for each of our Named Executive Officers as of March 31, 2011.


                           -----------------------------------------------------------------------------------------------------
                                                       OPTION AWARDS                                      STOCK AWARDS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    MARKET
                              NUMBER OF                                                             NUMBER OF       VALUE OF
                             SECURITIES                                                             SHARES OR      SHARES OR
                             UNDERLYING    NUMBER OF SECURITIES                                     UNITS OF       UNITS OF
                             UNEXERCISED        UNDERLYING          OPTION                         STOCK THAT     STOCK THAT
                               OPTIONS      UNEXERCISED OPTIONS    EXERCISE          OPTION         HAVE NOT       HAVE NOT
                                 (#)                (#)              PRICE         EXPIRATION        VESTED         VESTED
NAME                        EXERCISABLE       UNEXERCISABLE          ($)             DATE              (#)            ($)
--------------------------------------------------------------------------------------------------------------------------------
George W. Matteo, Jr.        15,000               30,000           $5.00          July 16, 2019      30,000       162,000 (3)
------------------------------------------------------------------------------------------------------------------------------------
Gene D. D'Orazio                522(2)                -            $9.40(2)       October 2, 2017        -              -
                              6,167               12,333           $4.50          January 21, 2020   12,333        66,598 (3)
--------------------------------------------------------------------------------------------------------------------------------
Keith Winchester                564(1)                -            $8.86(1)        July 1, 2011          -              -
                                522(2)                -            $9.40(2)       October 2, 2017        -              -
                              6,167               12,333           $4.50          January 21, 2020   12,333        66,598 (3)
--------------------------------------------------------------------------------------------------------------------------------

(1) Has been restated to reflect the 7.5% common stock dividend paid on May 15, 2008 and the 5% common stock dividend paid on May 15, 2007.

(2) Has been restated to reflect the 7.5% common stock dividend paid on May 15, 2008.

(3) Based on the last sale price of the Bank's common stock known on May 6, 2011 ($5.40 per share price)

         The Company maintains two (2) equity compensation plans, the Cornerstone Financial Corporation 2009 Equity Compensation Plan, and the Cornerstone Financial Corporation 2010 Equity Compensation Plan. Under these plans, the Company is authorized to issue options and restricted stock to purchase up to 271,425 shares of the Company's common stock.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

         We may terminate Mr. Matteo's employment "without Cause" (as such term is defined in the Agreement) upon giving thirty (30) days prior written notice to Mr. Matteo. Additionally, Mr. Matteo may resign for "Good Reason" (as such term is described below and more fully defined in the Agreement) upon giving written notice to us within forty-five (45) days after the event constituting Good Reason, provided that we have not cured such action constituting Good Reason within thirty (30) days after the event. For purposes of the Agreement, "Good Reason" includes, among other things, a reduction in title, authority, status or base salary, our failure to provide comparable benefits upon a Change in Control, or breach by us of a material provision of the Agreement. If Mr. Matteo resigns without Good Reason, he will be bound by a one year covenant not to compete with us, and a one year non-solicitation covenant with regard to our customers and employees.

        If Mr. Matteo is terminated by us without Cause or resigns for Good Reason, he will be entitled to receive for a period of the greater of eighteen
(18) months from the date of termination of employment or the remaining term of the Agreement, (i) the sum of (a) his base salary as of the termination of his employment (or prior to any reduction thereof preceding termination of employment), plus (b) a dollar amount equal to the average of the bonuses he received for each of the three preceding calendar years, and (ii) all life, disability and medical insurance and other normal benefits in effect during the two preceding calendar years, or if we are unable to provide such benefits, a dollar amount that will equal the after tax cost of obtaining such benefits.

        If Mr. Matteo is terminated without Cause after a "Change in Control" or resigns with Good Reason after a Change in Control, Mr. Matteo will be entitled to receive for a period of two years from the date of termination of employment, (i) the sum of (a) the highest base salary received by Mr. Matteo as of either the date of termination of his employment (or prior to any reduction thereof resulting in Good Reason for resignation) or any of the three immediately preceding calendar years, plus (b) a dollar amount equal to the highest bonus he received in any of the three preceding calendar years, and
(ii) all life, disability and medical insurance and other normal benefits in effect during the two preceding calendar years, or if we are unable to provide such benefits, a dollar amount that will equal the after tax cost of obtaining such benefits. In addition if a change of control occurs and a change of control payment is provided to Mr. Matteo pursuant to the terms of the employment agreement and if the Internal Revenue Service finds that such payment constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the Company will increase such change of control payment to place Mr. Matteo in his original after tax position.

        Should a "Change in Control" (as defined in the Agreement) occur prior to the time when all of Mr. Matteo's non-qualified stock options have vested, such unvested options shall immediately vest upon such Change in Control.

         DIRECTORS'  COMPENSATION



DIRECTOR  COMPENSATION

                                FEES
                               EARNED                           NON-EQUITY      NONQUALIFIED
                               OR PAID   STOCK      OPTION    INCENTIVE PLAN      DEFERRED
                               IN CASH   AWARDS     AWARDS     COMPENSATION     COMPENSATION          ALL OTHER
NAME                           ($)(1)     ($)        ($)           ($)          EARNINGS ($)       COMPENSATION ($)   TOTAL ($)
----                           -------   ------     ------     --------------   ------------       ----------------   ---------
J. Mark Baiada                    -         -          -             -             6,500                 -             6,500
Susan Barrett                  7,033        -          -             -                -                  -             7,033
J. Richard Carnall            10,300        -          -             -                -                  -            10,300
Gaetano P. Giordano               -         -          -             -             9,150                 -             9,150
Robert A. Kennedy, Jr.            -         -          -             -             9,650                 -             9,650
Ronald S. Murphy                  -         -          -             -             7,550                 -             7,550
Bruce Paparone                    -         -          -             -             8,650                 -             8,650

         Our directors are not compensated for service on the Company's Board of Directors. We do compensate our directors for service on the Bank's Board of Directors. For each regular meeting attended in person, the Vice Chairman receives $400 and each other non-management director receives $300. The per meeting attendance fees are paid on a quarterly basis, unless the Director elects to participate in the Directors' Fee Deferral and Death Benefit Plan described below. We pay also pay board directors for their service on various board committees. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees of the Board of Directors.

         In addition, we adopted, effective January 1, 2006, a Directors' Fee Deferral and Death Benefit Plan ("Director Plan"), which allows each non-employee director to elect to defer receipt of payment of some or all of his or her director fees into an unfunded Plan Deferral Account. All directors other then Mr. Carnell and Ms. Barrett elected to defer their director fees in 2010. Pursuant to the prior election of each director participating in the Director Plan, at the end of each calendar year each director's Plan Deferral Account balance will be adjusted to reflect an earnings adjustment calculated as if the amount in the Plan Deferral Account were invested in either (1) an interest bearing account earning interest at the prime rate determined by the Board from time to time, or (2) our common stock. Under the Director Plan, the designated beneficiary of each non-employee director will also be entitled to a death benefit of $75,000 in the event of his or her death while still serving as a director. Payment of this death benefit will be funded solely by one or more life insurance contracts obtained by us on the life of each participant. Accordingly, if a life insurance policy is not obtained then there will be no death benefit, or if a life insurance policy is obtained in an amount less than $75,000, then the amount of the death benefit payable shall be limited to the amount of proceeds paid under any such life insurance policy. The death benefit under the Director Plan is not a vested benefit and may be terminated at any time by amendment to the Director Plan.


TRANSACTIONS WITH MANAGEMENT

         We expect to engage in banking transactions in the ordinary course of business with our shareholders, Directors and employees and their affiliates, including members of their families or corporations, partnerships or other organizations in which such shareholders, Directors and employees have a controlling interest, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

                                  PROPOSAL 2 -
                      RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of KPMG to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2011. This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our stockholders, the Audit Committee will consider that fact when it selects independent auditors for the following fiscal year.

KPMG has served as our independent registered public accounting firm since our inception and one or more representatives of KPMG will be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.


REQUIRED VOTE

         THE PROPOSAL TO RATIFY THE SELECTION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR REQUIRES AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE SHARES REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE ON THE PROPOSAL.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF KPMG AS THE COMPANY'S INDEPENDENT AUDITORS.

                              INDEPENDENT AUDITORS

The Company's independent auditors for the fiscal year ended December 31, 2010 were KPMG.

PRINCIPAL ACCOUNTING FIRM FEES

        Aggregate fees billed to the company for the fiscal years ended December 31, 2010 and 2009 by the Company's principal accounting firm are shown in the following table.


                                            FISCAL YEAR ENDED DECEMBER 31
                                           -------------------------------
                                                 2010              2011
                                           ------------      -------------
Audit Fees                                 $    101,919      $     117,667
Audit-Related Fees                         $    130,452      $
                                           ------------      -------------
Tax Fees                                         22,465             20,980
                                           ------------      -------------

Total Audit and Audit-Related Fees         $    254,836      $     138,647
All Other Fees                             $     -           $      -
                                           ------------      -------------

Total Fees                                 $    254,836      $     138,647
                                           ============      =============



                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

        The Company believes that all persons associated with the Company and subject to Section 16(a) have made all required filings for the fiscal year ended December 31, 2010.


                       PROPOSALS FOR 2012 ANNUAL MEETING

         Any proposal that a shareholder wishes to have presented at the next annual meeting of shareholders, to be held in 2012, must be received no later than December 24, 2011. Proposals must be sent to the Company, at the address set forth on the cover page of this Proxy Statement, to the attention of Keith Winchester, Executive Vice President. It is urged that any such proposals be sent by certified mail, return receipt requested.


                                 OTHER MATTERS

         The Board of Directors is not aware of any matters to be presented for action at the meeting other than as set forth herein. However, if any other matters properly come before the Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

                       CORNERSTONE FINANCIAL CORPORATION


                              REVOCABLE PROXY FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 15, 2011

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints the Board of Directors of Cornerstone Financial Corporation (the "Company"), and each of them to vote all of the shares of the Company standing in the undersigned's name at the Annual Meeting of Shareholders of the Company, to be held at the corporate headquarters of the Company, 6000 Midlantic Drive, Suite 120S, Mt. Laurel, New Jersey 08054, and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

         THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" MANAGEMENT'S NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" EACH OTHER PROPOSAL SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

         The  Board of Directors recommends approval of the following proposals.

         1. Election of the following three (3) nominees to each serve on the Board of Directors for the terms set forth in the accompanying proxy statement: Susan Barrett, J. Mark Baiada, Bruce Paparone.

                  [ ]    FOR  ALL  NOMINEES

                  TO WITHHOLD AUTHORITY FOR ANY OF THE ABOVE NAMED NOMINEES, PRINT THE NOMINEE'S NAME(S) ON THE LINE BELOW:

                  ___________________________________________________________

                  [ ]    WITHHOLD  AUTHORITY  FOR  ALL  NOMINEES

         2. Ratification of the appointment of KPMG as the independent auditors of the Company for the fiscal year ending December 31, 2011.

                  [ ]     FOR  RATIFICATION
                  [ ]     AGAINST  RATIFICATION
                  [ ]     ABSTAIN

         3.       Such other business as shall properly come before the Annual
                  Meeting.



Dated: ______________________, 2011.

                                                               _________________
                                                               Signature

                                                               _________________
                                                               Signature


(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)


PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.